Free Writing Prospectus (To the Prospectus dated February 10, 2009, the Prospectus Supplement dated September 14, 2009)	Filed Pursuant to Rule 433 Registration No. 333-145845 February 5, 2010

SuperTrackSM Notes Medium-Term Notes, Series A

There are five separate offerings of SuperTrackSMNotes (the “Notes”) issued by Barclays Bank PLC. Common terms used in all offerings are described below. The specific terms for each offering are listed in the table below. Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement. The purchaser of a Note will acquire a security linked to the performance of a single ETF (not a basket of ETFs). THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

The following terms are common to each separate Notes offering:

Issuer: Barclays Bank PLC (Rated AA-/Aa3‡)

Initial Valuation Date: February 23, 2010‡‡

Issue Date: February 26, 2010

Denominations: Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof.

Payment at Maturity: For each Notes offering, if the final price is greater than or equal to the initial price, you will receive a cash payment at maturity equal to (1) the principal amount of your Notes, plus (2) (a) the principal amount of your Notes times (b) the product of the reference asset return and the participation rate, subject to the maximum return, if any. Accordingly, if the reference asset return is positive or equal to zero, your payment per $1,000 principal amount Note, subject to the maximum return, if any, will be:

$1,000 + [$1,000 × (Reference Asset Return × Participation Rate)]

If the final price has declined from the initial price, you will receive a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount of your Notes multiplied by the reference asset return

$1,000 + [$1,000 × Reference Asset Return]

Reference Asset Return: For each Notes offering, the performance of the Reference Asset to which such Notes offering is linked from the initial to the final valuation date, calculated as follows:

Final Price – Initial Price

Initial Price

Initial Price: For each Notes offering, the closing price of the applicable Reference Asset on the initial valuation date, as indicated in the table below.

Final Price: For each Notes offering, the closing price of the applicable Reference Asset on the final valuation date.

Calculation Agent: Barclays Bank PLC

The following terms relate to a specific Notes offering for each respective Reference Asset:

Note Issuance #	Reference Asset (each an “ETF”)	Underlying Index	Bloomberg Ticker <Equity>	Participation Rate†	Maximum Return†	Initial price	Final Valuation Date*‡‡	Maturity Date*‡‡‡	CUSIP/ISIN
E-4391	iShares® MSCI Emerging Markets Index Fund	MSCI Emerging Markets Index	Bloomberg ticker symbol “EEM UP <Equity>”	300%	28.20-31.70%	[—]	August 23, 2011	August 26, 2011	06740JVM9/US06740JVM97

E-4392	iShares® MSCI EAFE Index Fund	MSCI EAFE Index	Bloomberg ticker symbol “EFA UP <Equity>”	300%	20.40-23.90%	[—]	August 23, 2011	August 26, 2011	06740JVN7/US06740JVN70

E-4393	The Industrial Select Sector SPDR® Fund	Industrial Select Sector Index	Bloomberg ticker symbol “XLI UP <Equity>”	300%	20.80-24.40%	[—]	August 23, 2011	August 26, 2011	06740JVP2/US06740JVP29

E-4394	The Consumer Staples Select Sector SPDR® Fund	Consumer Staples Select Sector Index	Bloomberg ticker symbol “XLP UP <Equity>”	300%	13.90-17.70%	[—]	August 23, 2011	August 26, 2011	06740JVQ0/US06740JVQ02

E-4395	The Health Care Select Sector SPDR®Fund	Health Care Select Sector Index	Bloomberg ticker symbol “XLV UP <Equity>”	300%	14.80-18.40%	[—]	August 23, 2011	August 26, 2011	06740JVH0/US06740JVH03

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

*	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” in the prospectus supplement.
†

The actual participation rate and maximum return, as the case may be, on the Notes will be set on the initial valuation date, but will not be less than the respective percentage set forth in the table above.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-5 of the prospectus supplement and “Selected Risk Considerations” beginning on page FWP-2 of this free writing prospectus.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Note Issuance #	Price to Public (percentage per Note)	Price to Public (total dollar amount)	Agent’s Commission (percentage per Note)**	Agent’s Commission (total dollar amount)**	Proceeds to Barclays Bank PLC (percentage per Note)	Proceeds to Barclays Bank PLC (total dollar amount)
E-4391	100%	$[—]	2.10%	$[—]	97.90%	$[—]
E-4392	100%	$[—]	2.10%	$[—]	97.90%	$[—]
E-4393	100%	$[—]	2.10%	$[—]	97.90%	$[—]
E-4394	100%	$[—]	2.10%	$[—]	97.90%	$[—]
E-4395	100%	$[—]	2.10%	$[—]	97.90%	$[—]

**	Barclays Capital Inc. will receive commissions from the Issuer equal to Agent’s Commission, both in percentage terms and dollar amount as indicated in this table, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated September 14, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this free writing prospectus together with the prospectus dated February 10, 2009, as supplemented by the prospectus supplement dated September 14, 2009 relating to our Medium-Term Notes, Series A, of which these Notes are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

•	Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

Our SEC file number is 1-10257. As used in this free writing prospectus, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the ETF. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

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•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”; and

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—The Notes do not guarantee any return of principal. The return on the Notes at maturity is linked to the performance of the applicable ETF and will depend on whether, and the extent to which, the reference asset return is positive or negative. If the applicable ETF declines, you will lose 1% of the principal amount of your Notes for every 1% decline. You may lose up to 100% of your initial investment.

•

Your Maximum Gain on the Notes Is Limited to the Maximum Return—For Notes offerings that specify a maximum return, if the final price is greater than the initial price, for each $1,000 principal amount Note, you will receive a payment at maturity of $1,000 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation in the applicable ETF, which may be significant. We refer to this percentage as the maximum return, which will be set on the initial valuation date and will not be less than the percentage indicated on the cover of this free writing prospectus as applicable to such Notes offering.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes

•

Exposure to Fluctuations in Foreign Exchange Rates—The value of the Notes linked to iShares® MSCI EAFE Index Fund or to iShares® MSCI EEM Index Fund will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the component stocks of the applicable Underlying Index and iShares® MSCI EAFE Index Fund and iShares® MSCI EEM Index Fund are denominated. Therefore, if the applicable currencies depreciate relative to the U.S. dollar over the term of the Notes, you may lose money even if the local currency value of the component stocks of the applicable Underlying Index goes up.

•

Non-U.S. Securities Markets Risks—The stocks included in the applicable Underlying Index for the Notes linked to iShares® MSCI EAFE Index Fund or to iShares® MSCI EAFE Index Fund are issued by foreign companies in foreign securities markets. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the financial products linked to the applicable Underlying Index, which may have an adverse effect on the applicable Notes. Also, the public availability of information concerning the issuers of stocks included in the applicable Underlying Index will vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the issuers of the stocks included in the applicable Underlying Index may be subject to accounting, auditing and financial reporting standards and requirement that differ from those applicable to United States reporting companies.

•

Risks associated with emerging markets—An investment in the Notes linked to iShares® MSCI EEM Index Fund will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid institutional change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

•

No Interest or Dividend Payments or Voting Rights—As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the ETF would have.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this free writing prospectus is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

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•

Certain Features of Exchange-Traded Funds Will Impact the Value of the Notes—The performance of the ETF does not fully replicate the performance of the Underlying Index, and the ETF may hold securities not included in the Underlying Index. The value of the ETF to which your Notes is linked is subject to:

•	Management risk. This is the risk that the investment strategy for the ETF, the implementation of which is subject to a number of constraints, may not produce the intended results.

•

Derivatives risk. The ETF may invest in stock index futures contracts and other derivatives. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus the ETF’s losses, and, as a consequence, the losses of your Notes, may be greater than if the ETF invested only in conventional securities.

•

The ETF May Underperform the Underlying Index—The performance of the ETF may not replicate the performance of, and may underperform, the Underlying Index. Unlike the Underlying Index, the ETF will reflect transaction costs and fees that will reduce its relative performance. Moreover, it is also possible that the ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the Underlying Index; for example, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the ETF, differences in trading hours between the ETF and the Underlying Index or due to other circumstances. Because the payment due at maturity of your Notes is linked to the performance of the ETF and not the Underlying Index, the return on your securities may be less than that of an alternative investment linked directly to the Underlying Index.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—The federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•

Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the price of the ETF on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the ETF, the Underlying Index and securities comprising the Underlying Index;

•	the time to maturity of the Notes;

•	the dividend rate underlying the ETF;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the exchange rate and the volatility of the exchange rate between the U.S. dollar and currencies in which the stocks underlying the ETF are denominated;

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The final valuation date, the maturity date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to the reference asset; and

•

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Equity Exchange-Traded Fund—Share Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds”.

•

Appreciation Potential—The Notes provide the opportunity to enhance returns by multiplying a positive reference asset return by the participation rate, up to the maximum return, if any. The actual participation rate and the actual maximum return on the Notes, if any, will be set on the initial valuation date and will not be less than the respective percentage indicated on the cover of this free writing prospectus for the applicable Notes offering. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax

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Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement.

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the applicable ETF. Subject to the discussion of Section 1260 below, if your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year. Although not entirely clear, it is possible that the purchase and ownership of the Notes could be treated as a “constructive ownership transaction” with respect to the applicable ETF that is subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code. If any or all of your Notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your Notes that is attributable to the appreciation of the shares of the applicable ETF over the term of the relevant Notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the actual shares of the applicable ETF on the date that you purchased the relevant Notes and sold the applicable ETF shares on the date of the sale or maturity of the relevant Notes (the “Excess Gain Amount”). Because the maturity payment under the Notes will only reflect the appreciation or depreciation in the value of the shares of the applicable ETF and will not be determined by reference to any short-term capital gains or ordinary income, if any, that is recognized by holders of shares of the applicable ETF, we believe that it is more likely than not that the Excess Gain Amount will be equal to zero, and that the application of the constructive ownership rules will accordingly not have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Notes.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, the Notes should be treated in the manner described above. This opinion assumes that the description of the terms of the Notes in this free writing prospectus is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.

For a further discussion of the tax treatment of your Notes as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this free writing prospectus.

INFORMATION RELATING TO THE REFERENCE ASSETS

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing the ETF can be located by reference to the ETF SEC file number specified below.

The summary information below regarding the company issuing the ETF comes from the issuer’s SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the ETF with the SEC. You are urged to refer to the SEC filings made by the issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects.

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The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this free writing prospectus.

Description of the iShares® MSCI Emerging Markets Index Fund

According to publicly available information, iShares® MSCI Emerging Markets Index Fund (the “ETF”) is an exchange-traded fund. Shares of the ETF are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, the New York Stock Exchange or the NYSE Arca, Inc. The ETF seeks investment results that correspond generally to the price and yield performance of the MSCI Emerging Markets Index (the “Underlying Index”).

The ETF generally invests at least 90% of assets in the securities of its underlying index and in depositary receipts representing securities in its underlying index. The Underlying Index is designed to measure equity market performance in the global emerging markets.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file number 811-09102.

Historical Information for iShares® MSCI Emerging Markets Index Fund

The following graph sets forth the historical performance of the iShares® MSCI Emerging Markets Index Fund based on the daily closing price from January 2, 2004 through January 29, 2010. The closing price of the iShares® MSCI Emerging Markets Index Fund on January 29, 2010 was $38.26.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The graph set forth above shows the historical performance of each ETF based on the daily closing price of the ETF. We obtained the ETF closing prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the ETF is not an indication of future performance. Future performance of the ETF may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the ETF will result in the return of any of your initial investment.

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Return Table of the Notes linked to iShares® MSCI Emerging Markets Index Fund

The hypothetical total returns set forth below for Notes linked to iShares® MSCI Emerging Markets Index Fund assume a participation rate of 300% and a maximum return of 28.20%.

Final Price	Reference Asset Return	Payment at Maturity	Total Return on Notes
76.52	100.00%	$1,282.00	28.20%
72.69	90.00%	$1,282.00	28.20%
68.87	80.00%	$1,282.00	28.20%
65.04	70.00%	$1,282.00	28.20%
61.22	60.00%	$1,282.00	28.20%
57.39	50.00%	$1,282.00	28.20%
53.56	40.00%	$1,282.00	28.20%
49.74	30.00%	$1,282.00	28.20%
45.91	20.00%	$1,282.00	28.20%
42.09	10.00%	$1,282.00	28.20%
41.86	9.40%	$1,282.00	28.20%
39.22	2.50%	$1,075.00	7.50%
38.26	0.00%	$1,000.00	0.00%
36.35	-5.00%	$950.00	-5.00%
34.43	-10.00%	$900.00	-10.00%
32.52	-15.00%	$850.00	-15.00%
28.70	-25.00%	$750.00	-25.00%
24.87	-35.00%	$650.00	-35.00%
21.04	-45.00%	$550.00	-45.00%
17.22	-55.00%	$450.00	-55.00%
13.39	-65.00%	$350.00	-65.00%
9.57	-75.00%	$250.00	-75.00%
5.74	-85.00%	$150.00	-85.00%
1.91	-95.00%	$50.00	-95.00%
0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity for Notes linked to iShares® MSCI Emerging Markets Index Fund

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The price of the Reference Asset increases from an initial price of $38.26 to a final price of $39.22.

Because the final price of $39.22 is greater than the initial price of $38.26 and the reference asset return of 2.50% multiplied by the participation rate does not exceed the maximum return of 28.20%, the investor receives a payment at maturity of $1,075 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × (2.50% × 300%)] = $1,075

The total return on the investment of the Notes is 7.50%.

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Example 2: The price of the Reference Asset increases from an initial price of $38.26 to a final price of $45.91.

Because the final price of $45.91 is greater than the initial price of $38.26 and the reference asset return of 20.00% multiplied by the participation rate is greater than the maximum return of 28.20%, the investor receives a payment at maturity of $1,282 per $1,000 principal amount Note, the maximum total payment on the Notes.

Example 3: The price of the Reference Asset decreases from the initial price of $38.26 to a final price of $28.70.

Because the final price of $28.70 is less than the initial price of $38.26, the investor will receive a payment at maturity of $750 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × -25%] = $750

The total return on the investment of the Notes is -25%.

Description of the iShares® MSCI EAFE Index Fund

According to publicly available information, iShares® MSCI EAFE Index Fund (the “ETF”) is an exchange-traded fund. Shares of the ETF are listed and trade at market prices on NYSE Arca, Inc. The ETF seeks investment results that correspond generally to the price and yield performance of the MSCI EAFE Index (the “Underlying Index”).

The ETF generally invests at least 90% of assets in the securities of its underlying index and in depositary receipts representing securities in its underlying index. The Underlying Index is designed by MSCI as an equity benchmark for its international stock performance. The Underlying Index includes stocks from Europe, Australasia and the Far East and as of September 30, 2009, consisted of the following 21 developed market country indexes: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file number 811-09102. In addition, information about the Trust and the ETF may be obtained from the iShares® website at www.ishares.com.

Historical Information for iShares® MSCI EAFE Index Fund

The following graph sets forth the historical performance of the iShares® MSCI EAFE Index Fund based on the daily closing price from January 2, 2004 through January 29, 2010. The closing price of the iShares® MSCI EAFE Index Fund on January 29, 2010 was $52.48.

FWP-8

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The graph set forth above shows the historical performance of each ETF based on the daily closing price of the ETF. We obtained the ETF closing prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the ETF is not an indication of future performance. Future performance of the ETF may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the ETF will result in the return of any of your initial investment.

Return Table of the Notes linked to iShares® MSCI EAFE Index Fund

The hypothetical total returns set forth below for Notes linked to iShares® MSCI EAFE Index Fund assume a participation rate of 300% and a maximum return of 20.40%.

Final Price	Reference Asset Return	Payment at Maturity	Total Return on Notes
104.96	100.00%	$1,204.00	20.40%
99.71	90.00%	$1,204.00	20.40%
94.46	80.00%	$1,204.00	20.40%
89.22	70.00%	$1,204.00	20.40%
83.97	60.00%	$1,204.00	20.40%
78.72	50.00%	$1,204.00	20.40%
73.47	40.00%	$1,204.00	20.40%
68.22	30.00%	$1,204.00	20.40%
62.98	20.00%	$1,204.00	20.40%
57.73	10.00%	$1,204.00	20.40%
56.05	6.80%	$1,204.00	20.40%
53.79	2.50%	$1,075.00	7.50%
52.48	0.00%	$1,000.00	0.00%
49.86	-5.00%	$950.00	-5.00%
47.23	-10.00%	$900.00	-10.00%
44.61	-15.00%	$850.00	-15.00%
39.36	-25.00%	$750.00	-25.00%
34.11	-35.00%	$650.00	-35.00%
28.86	-45.00%	$550.00	-45.00%
23.62	-55.00%	$450.00	-55.00%
18.37	-65.00%	$350.00	-65.00%
13.12	-75.00%	$250.00	-75.00%
7.87	-85.00%	$150.00	-85.00%
2.62	-95.00%	$50.00	-95.00%
0.00	-100.00%	$0.00	-100.00%

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Hypothetical Examples of Amounts Payable at Maturity for Notes linked to iShares® MSCI EAFE Index Fund

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The price of the Reference Asset increases from an initial price of $52.48 to a final price of $53.79.

Because the final price of $53.79 is greater than the initial price of $52.48 and the reference asset return of 2.50% multiplied by the participation rate does not exceed the maximum return of 20.40%, the investor receives a payment at maturity of $1,075 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × (2.50% × 300%)] = $1,075

The total return on the investment of the Notes is 7.50%.

Example 2: The price of the Reference Asset increases from an initial price of $52.48 to a final price of $62.98.

Because the final price of $62.98 is greater than the initial price of $52.48 and the reference asset return of 20.00% multiplied by the participation rate is greater than the maximum return of 20.40%, the investor receives a payment at maturity of $1,204 per $1,000 principal amount Note, the maximum total payment on the Notes.

Example 3: The price of the Reference Asset decreases from the initial price of $52.48 to a final price of $39.36.

Because the final price of $39.36 is less than the initial price of $52.48, the investor will receive a payment at maturity of $750 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × -25%] = $750

The total return on the investment of the Notes is -25%.

Description of The Industrial Select Sector SPDR® Fund

According to publicly available information, The Industrial Select Sector SPDR Fund (the “Fund’) is an exchange-traded fund. The Select Sector SPDR Trust (the “Trust”) is a registered investment company that consists of nine separate investment portfolios, including the Fund.

The Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Industrial Select Sector Index. The Industrial Select Sector Index includes companies from the following industries: aerospace & defense; industrial conglomerates; machinery; road & rail; air freight & logistics; commercial & professional services; electrical equipment; construction & engineering; trading companies & distributors airlines; and building products.

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Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively.

Historical Information for The Industrial Select Sector SPDR® Fund

The following graph sets forth the historical performance of The Industrial Select Sector SPDR® Fund based on the daily closing price from January 6, 2004 through January 29, 2010. The closing price of the The Industrial Select Sector SPDR® Fund on January 29, 2010 was $27.34.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The graph set forth above shows the historical performance of each ETF based on the daily closing price of the ETF. We obtained the ETF closing prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the ETF is not an indication of future performance. Future performance of the ETF may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the ETF will result in the return of any of your initial investment.

Return Table of the Notes linked to The Industrial Select Sector SPDR® Fund

The hypothetical total returns set forth below for Notes linked to The Industrial Select Sector SPDR® Fund assume a participation rate of 300% and a maximum return of 20.80%.

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Final Price	Reference Asset Return	Payment at Maturity	Total Return on Notes
54.68	100.00%	$1,208.00	20.80%
51.95	90.00%	$1,208.00	20.80%
49.21	80.00%	$1,208.00	20.80%
46.48	70.00%	$1,208.00	20.80%
43.74	60.00%	$1,208.00	20.80%
41.01	50.00%	$1,208.00	20.80%
38.28	40.00%	$1,208.00	20.80%
35.54	30.00%	$1,208.00	20.80%
32.81	20.00%	$1,208.00	20.80%
30.07	10.00%	$1,208.00	20.80%
29.24	6.93%	$1,208.00	20.80%
28.02	2.50%	$1,075.00	7.50%
27.34	0.00%	$1,000.00	0.00%
25.97	-5.00%	$950.00	-5.00%
24.61	-10.00%	$900.00	-10.00%
23.24	-15.00%	$850.00	-15.00%
20.51	-25.00%	$750.00	-25.00%
17.77	-35.00%	$650.00	-35.00%
15.04	-45.00%	$550.00	-45.00%
12.30	-55.00%	$450.00	-55.00%
9.57	-65.00%	$350.00	-65.00%
6.84	-75.00%	$250.00	-75.00%
4.10	-85.00%	$150.00	-85.00%
1.37	-95.00%	$50.00	-95.00%
0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity for Notes linked to The Industrial Select Sector SPDR® Fund

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The price of the Reference Asset increases from an initial price of $27.34 to a final price of $28.02.

Because the final price of $28.02 is greater than the initial price of $27.34 and the reference asset return of 2.50% multiplied by the participation rate does not exceed the maximum return of 20.80%, the investor receives a payment at maturity of $1,075 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × (2.50% × 300%)] = $1,075

The total return on the investment of the Notes is 7.50%.

Example 2: The price of the Reference Asset increases from an initial price of $27.34 to a final price of $32.81.

Because the final price of $32.81 is greater than the initial price of $27.34 and the reference asset return of 20.00% multiplied by the participation rate is greater than the maximum return of 20.80%, the investor receives a payment at maturity of $1,208 per $1,000 principal amount Note, the maximum total payment on the Notes.

Example 3: The price of the Reference Asset decreases from the initial price of $27.34 to a final price of $20.51.

Because the final price of $20.51 is less than the initial price of $27.34, the investor will receive a payment at maturity of $750 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × -25%] = $750

The total return on the investment of the Notes is -25%.

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Description of The Consumer Staples Select Sector SPDR® Fund

According to publicly available information, The Consumer Staples Select Sector SPDR Fund (the “Fund”) is an exchange-traded fund. The Select Sector SPDR Trust (the “Trust”) is a registered investment company that consists of nine separate investment portfolios, including the Fund.

The Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index includes companies from the following industries: food & staples retailing; household products; food products; beverages; tobacco; and personal products.

Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively.

Historical Information for The Consumer Staples Select Sector SPDR® Fund

The following graph sets forth the historical performance of The Consumer Staples Select Sector SPDR® Fund based on the daily closing price from January 6, 2004 through January 29, 2010. The closing price of the The Consumer Staples Select Sector SPDR® Fund on January 29, 2010 was $26.20.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The graph set forth above shows the historical performance of each ETF based on the daily closing price of the ETF. We obtained the ETF closing prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the ETF is not an indication of future performance. Future performance of the ETF may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the ETF will result in the return of any of your initial investment.

FWP-13

Return Table of the Notes linked to The Consumer Staples Select Sector SPDR® Fund.

The hypothetical total returns set forth below for Notes linked to The Consumer Staples Select Sector SPDR® Fund assume a participation rate of 300% and a maximum return of 13.90%.

Final Price	Reference Asset Return	Payment at Maturity	Total Return on Notes
52.40	100.00%	$1,139.00	13.90%
49.78	90.00%	$1,139.00	13.90%
47.16	80.00%	$1,139.00	13.90%
44.54	70.00%	$1,139.00	13.90%
41.92	60.00%	$1,139.00	13.90%
39.30	50.00%	$1,139.00	13.90%
36.68	40.00%	$1,139.00	13.90%
34.06	30.00%	$1,139.00	13.90%
31.44	20.00%	$1,139.00	13.90%
28.82	10.00%	$1,139.00	13.90%
27.41	4.63%	$1,139.00	13.90%
26.86	2.50%	$1,075.00	7.50%
26.20	0.00%	$1,000.00	0.00%
24.89	-5.00%	$950.00	-5.00%
23.58	-10.00%	$900.00	-10.00%
22.27	-15.00%	$850.00	-15.00%
19.65	-25.00%	$750.00	-25.00%
17.03	-35.00%	$650.00	-35.00%
14.41	-45.00%	$550.00	-45.00%
11.79	-55.00%	$450.00	-55.00%
9.17	-65.00%	$350.00	-65.00%
6.55	-75.00%	$250.00	-75.00%
3.93	-85.00%	$150.00	-85.00%
1.31	-95.00%	$50.00	-95.00%
0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity for Notes linked to The Consumer Staples Select Sector SPDR® Fund

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The price of the Reference Asset increases from an initial price of $26.20 to a final price of $26.86.

Because the final price of $26.86 is greater than the initial price of $26.20 and the reference asset return of 2.50% multiplied by the participation rate does not exceed the maximum return of 13.90%, the investor receives a payment at maturity of $1,075 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × (2.50% × 300%)] = $1,075

The total return on the investment of the Notes is 7.50%.

Example 2: The price of the Reference Asset increases from an initial price of $26.20 to a final price of $31.44.

Because the final price of $31.44 is greater than the initial price of $26.20 and the reference asset return of 20.00% multiplied by the participation rate is greater than the maximum return of 13.90%, the investor receives a payment at maturity of $1,139 per $1,000 principal amount Note, the maximum total payment on the Notes.

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Example 3: The price of the Reference Asset decreases from the initial price of $26.20 to a final price of $19.65.

Because the final price of $19.65 is less than the initial price of $26.20, the investor will receive a payment at maturity of $750 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × -25%] = $750

The total return on the investment of the Notes is -25%.

Description of The Health Care Select Sector SPDR® Fund

According to publicly available information, The Health Care Select Sectors SPDR Fund (the “Fund’) is an exchange-traded fund. The Select Sector SPDR Trust (the “Trust”) is a registered investment company that consists of nine separate investment portfolios, including the Fund.

The Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Health Care Select Sector Index. The Health Care Select Sector Index includes companies from the following industries: pharmaceuticals; health care equipment & supplies; health care providers & services; biotechnology; life sciences tools & services; and health care technology.

Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively.

Historical Information for The Health Care Select Sector SPDR® Fund

The following graph sets forth the historical performance of The Health Care Select Sector SPDR® Fund based on the daily closing price from January 5, 2004 through January 29, 2010. The closing price of the The Health Care Select Sector SPDR® Fund on January 29, 2010 was $31.29.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

FWP-15

The graph set forth above shows the historical performance of each ETF based on the daily closing price of the ETF. We obtained the ETF closing prices below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the ETF is not an indication of future performance. Future performance of the ETF may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the ETF will result in the return of any of your initial investment.

Return Table of the Notes linked to The Health Care Select Sector SPDR® Fund.

The hypothetical total returns set forth below for Notes linked to The Health Care Select Sector SPDR® Fund assume a participation rate of 300% and a maximum return of 14.80%.

Final Price	Reference Asset Return	Payment at Maturity	Total Return on Notes
62.58	100.00%	$1,148.00	14.80%
59.45	90.00%	$1,148.00	14.80%
56.32	80.00%	$1,148.00	14.80%
53.19	70.00%	$1,148.00	14.80%
50.06	60.00%	$1,148.00	14.80%
46.94	50.00%	$1,148.00	14.80%
43.81	40.00%	$1,148.00	14.80%
40.68	30.00%	$1,148.00	14.80%
37.55	20.00%	$1,148.00	14.80%
34.42	10.00%	$1,148.00	14.80%
32.83	4.93%	$1,148.00	14.80%
32.07	2.50%	$1,075.00	7.50%
31.29	0.00%	$1,000.00	0.00%
29.73	-5.00%	$950.00	-5.00%
28.16	-10.00%	$900.00	-10.00%
26.60	-15.00%	$850.00	-15.00%
23.47	-25.00%	$750.00	-25.00%
20.34	-35.00%	$650.00	-35.00%
17.21	-45.00%	$550.00	-45.00%
14.08	-55.00%	$450.00	-55.00%
10.95	-65.00%	$350.00	-65.00%
7.82	-75.00%	$250.00	-75.00%
4.69	-85.00%	$150.00	-85.00%
1.56	-95.00%	$50.00	-95.00%
0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity for Notes linked to The Health Care Select Sector SPDR® Fund

The following examples illustrate how the total returns set forth in the table above are calculated.

FWP-16

Example 1: The price of the Reference Asset increases from an initial price of $31.29 to a final price of $32.07.

Because the final price of $32.07 is greater than the initial price of $31.29 and the reference asset return of 2.50% multiplied by the participation rate does not exceed the maximum return of 13.90%, the investor receives a payment at maturity of $1,075 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × (2.50% × 300%)] = $1,075

The total return on the investment of the Notes is 7.50%.

Example 2: The price of the Reference Asset increases from an initial price of $31.29 to a final price of $37.55.

Because the final price of $37.55 is greater than the initial price of $31.29 and the reference asset return of 20.00% multiplied by the participation rate is greater than the maximum return of 14.80%, the investor receives a payment at maturity of $1,148 per $1,000 principal amount Note, the maximum total payment on the Notes.

Example 3: The price of the Reference Asset decreases from the initial price of $31.29 to a final price of $23.47.

Because the final price of $23.47 is less than the initial price of $31.29, the investor will receive a payment at maturity of $750 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × -25%] = $750

The total return on the investment of the Notes is -25%.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

FWP-17